FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This First Amendment (the “Amendment”) to Employment Agreement, dated as of October 23, 2013 (the “Agreement”), is made and entered into effective as of January 19, 2017 (the “Effective Date”), by and between PURE BIOSCIENCE, INC., a Delaware corporation (the “Company”), and HENRY R. LAMBERT (“Executive”). Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Agreement.

WHEREAS, the Company desires assurance of the continued association and services of the Executive in order to retain the Executive’s experience, skills, abilities, background and knowledge, and is willing to continue to engage the Executive’s services on the terms and conditions set forth in the Agreement, as amended by this Amendment.

WHEREAS, the Executive desires to continue to provide services to the Company, and is willing to continue to provide such services on the terms and conditions set forth in the Agreement, as amended by this Amendment.

WHEREAS, the Company and the Compensation Committee of the Board of Directors has determined that it is in the best interest of the Company and its stockholders to amend the Agreement as set forth herein.

WHEREAS, Section 12 of the Agreement provides that the Agreement may be amended or modified only with the express prior written consent of the Executive and the Board representative specifically authorized by the Board to execute any such amendment or modification to the Agreement on behalf of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

1. AMENDMENT TO SECTION 4.

a. Section 4.2(a) is hereby amended and restated in its entirety to read as follows:

“(a) The Executive shall be entitled to severance pay to include (i) a single lump sum payment equal to two hundred percent (200%) of Executive’s annual Base Salary then in effect, to be paid on the business day immediately after the Release Effective Date and (ii) the amount of One Million Dollars ($1,000,000) payable in single lump sum, which shall be paid on the business day immediately following the Release Effective Date.”

b. A new Section 4.2(c) shall be inserted after Section 4.2(b) as follows:

“(c) Notwithstanding any vesting terms of any stock option or other equity-based awards, the vesting of all outstanding stock options or other equity-based awards held by the Executive will automatically accelerate and any outstanding stock options and equity-based awards held by the Executive as of the date of such termination shall continue to be exercisable for twelve (12) months following such termination, but in no event beyond the maximum permitted expiration date of such stock options or equity-based awards, as applicable.”

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2. Amendment TO Section 5.

a. The first paragraph of Section 5.1 shall be amended and restated in its entirety to read as follows:

“5.1 Change of Control Severance. In the event of a Change in Control, the Company shall provide the Executive, subject to the Executive’s delivery to the Company of a Release and Waiver of Claims in substantially the form attached to the Agreement as Exhibit C, with the following separation benefits:”

b. Section 5.1(a) shall be amended and restated in its entirety to read as follows:

“(a) (i) a change of control bonus equal to two hundred percent (200%) of Executive’s annual Base Salary then in effect, to be paid on the business day immediately after the Release Effective Date; and (ii) the amount of One Million Dollars ($1,000,000) payable in single lump sum, which shall be paid on the business day immediately following the Release Effective Date.”

c. Section 5.2 shall be amended and restated in its entirety to read as follows:

“5.2 Change in Control Defined. For purposes of this Agreement, “Change of Control” means the occurrence of any of the following events: (i) the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets or the exclusive license of substantially all of the intellectual property of the Company material to the business of the Company resulting in the Company being unable to continue its business as in effect prior to such license; provided, however, that a mortgage, pledge or grant of a security interest to a bona fide lender shall not by itself constitute a Change of Control; (ii) the consummation of a merger or consolidation of the Company with or into another entity in which the stockholders of the Company exchange their shares of capital stock of the Company for cash, stock, property or other consideration (except one in which the stockholders of the Company as constituted immediately prior to such transaction continue to hold after the transaction at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity or parent entity of the surviving or acquiring entity); (iii) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) (other than (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (b) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company or (c) any beneficial stockholder or group, as defined by Rule 13d-5 of the Exchange Act, including the heirs, assigns and successors thereof, of beneficial ownership, within the meaning of Rule 13d 3 of the Exchange Act, after the date of the Amendment becomes the “beneficial owner,” as defined in Rule 13d 3 of the Exchange Act, directly or indirectly, of securities of the Company representing 40% or more of the total combined voting power represented by the Company’s then outstanding voting securities; or (iv) individuals who, as of sixty (60) days after the Effective Date of this Agreement are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that a transaction under clauses (ii) or (iii) above shall not constitute a Change of Control: (A) if its primary purpose is to change the state of the Company’s incorporation, (B) if its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately prior to such transaction, or (C) if it is a bona fide equity financing approved by the Company’s Board in which the Company is the surviving corporation.”

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3. AMENDMENT TO SECTION 6. Section 6 is hereby amended and restated in its entirety to read as follows:

“6. Tax Treatment.

6.1 In the event that it is determined that any payment or distribution of any type (cash, equity or otherwise) to or for the benefit of Executive made by the Company, by any of its affiliates, by any person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company’s assets (within the meaning of section 280G of the Code and the regulations thereunder) or by any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, as amended, or under any other agreement, including Executive’s equity award agreements, in connection with, or arising out of, Executive’s services to the Company or a Change in Control (the “Total Payments”), would be subject to the excise tax imposed by section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are collectively referred to as the “Excise Tax”), then the Company shall pay Executive an additional amount (a “Gross-Up Payment”) equal to the amount that shall fund the payment by Executive of any Excise Tax on the Total Payments as well as all income taxes imposed on the Gross-Up Payment, any Excise Tax imposed on the Gross-Up Payment and any interest or penalties imposed with respect to taxes on the Gross-Up Payment or any Excise Tax. For avoidance of doubt, the Total Payments shall include acceleration of vesting of equity awards granted by the Company that vest based on service to the Company and that accelerate in connection with a Change of Control, but only to the extent such acceleration of vesting is deemed a parachute payment with respect to a Change of Control.

6.2 All mathematical determinations and all determinations of whether any of the Total Payments are “parachute payments” (within the meaning of section 280G of the Code), including all determinations of whether a Gross-Up Payment is required and of the amount of such Gross-Up Payment, shall be made by an independent accounting firm selected by the Company (the “Accounting Firm”), which shall provide its determination (the “Determination”), together with detailed supporting calculations regarding the amount of any Gross-Up Payment, both to the Company and to Executive within seven business days of Executive’s separation from the Company or a Change of Control of the Company, as applicable, or such earlier time as is requested by the Company or by Executive (if Executive reasonably believes that any of the Total Payments may be subject to the Excise Tax). If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive with a written statement that such Accounting Firm has concluded that no Excise Tax is payable (including the reasons therefor) and that Executive has substantial authority not to report any Excise Tax on Executive’s federal income tax return. If a Gross-Up Payment is determined to be payable, it shall be paid to Executive within five business days after the Determination is delivered to the Company or Executive and in no event later than the close of the calendar year following the calendar year in which Executive pays the Excise Tax (provided that such payment shall not be made prior to the Release Effective Date). Notwithstanding the foregoing, to the extent the Gross-Up Payment is subject to Section 457A of the Code, it will be paid no later than 12 months after the end of the Company’s taxable year in which Executive’s services to the Company terminates or the Change of Control of the Company, as applicable, occurs. Any determination by the Accounting Firm shall be binding upon the Company and Executive, absent manifest error.

6.3 As a result of uncertainty in the application of Sections 4999 and 280G of the Code at the time of the initial Determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments not made by the Company should have been made (“Gross-Up Underpayments”) or that Gross-Up Payments will have been made by the Company which should not have been made (“Gross-Up Overpayments”). In either event, the Accounting Firm shall determine the amount of the Gross-Up Underpayment or Gross-Up Overpayment that has occurred.

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(a) In the case of a Gross-Up Underpayment, the amount of such Gross-Up Underpayment shall promptly be paid by the Company to or for the benefit of Executive.

(b) In the case of a Gross-Up Overpayment, Executive shall, at the direction and expense of the Company, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, the Company and otherwise reasonably cooperate with the Company to correct such Gross-Up Overpayment; provided, however, that (i) Executive shall in no event be obligated to return to the Company an amount greater than the net after-tax portion of the Gross-Up Overpayment that Executive has retained or has recovered as a refund from the applicable taxing authorities and (ii) this provision shall be interpreted in a manner consistent with the intent of this section, which is to make the Executive whole, on an after-tax basis, for the application of the Excise Tax, it being understood that the correction of a Gross-Up Overpayment may result in Executive’s repaying to the Company an amount which is less than the Gross-Up Overpayment.”

4. Approval of Amendment. By their signatures below, the Company and Executive hereby adopt this Amendment.

5. Necessary Acts. Each party to this Amendment hereby agrees to perform any further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this Amendment and the transactions contemplated hereby.

6. Governing Law. This Amendment shall be governed in all respects by the internal laws of the State of California.

7. Continued Validity. Except as otherwise expressly provided herein, the Agreement shall remain in full force and effect.

8. Facsimile; Counterparts. This Amendment may be executed by facsimile or electronic transmission and in any number of counterparts by the parties hereto all of which together shall constitute one instrument.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the Effective Date.

PURE BIOSCIENCE, INC.

By:	/s/ David M. Theno
Name:	David M. Theno
Title:	Chairman of the Compensation Committee

HENRY R. LAMBERT

Henry R. Lambert
(Signature)

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